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                                                                     EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                           OF WESTAR INDUSTRIES, INC.


         The undersigned, being the duly elected President and Secretary of Westar Industries, Inc., a Kansas corporation (the "Corporation"), hereby certify as follows:

         The original Articles of Incorporation of the Corporation were filed on October 8, 1990. The original name of the Corporation was KPL Enterprises, Inc.

         Pursuant to and in accordance with Sections 17-6601 and 17-6605 of the General Corporation Code of the State of Kansas, the original Articles of Incorporation of the Corporation are hereby amended and restated by the unanimous consents of the directors and sole stockholder of the Corporation dated as of April 11, 2001, to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

         The name of the Corporation is Westar Industries, Inc.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         Its registered office in the State of Kansas is to be located at 818 South Kansas Avenue, in the City of Topeka, County of Shawnee. The name of its registered agent at such address is Westar Industries, Inc.

                                  ARTICLE III

                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code (the "KGCC").

                                   ARTICLE IV

                          DESCRIPTION OF CAPITAL STOCK

     A. Authorized Classes and Numbers of Shares. The aggregate number of shares which the Corporation shall have authority to issue is five hundred fifty million (550,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock of the par value of one cent ($.01) per share (hereinafter called the "Common Stock") and fifty million (50,000,000) shares of the Preferred Stock of no par value per share (hereinafter called the "Preferred Stock").

     B. Common Stock Provisions.

          (1) Dividends. Subject to any rights of holders of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and

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     paid on the Common Stock from time to time from any funds, property or shares legally available therefor.

          (2) Voting Rights. Subject to any rights of holders of Preferred Stock to vote on a matter as a class or series, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock at a meeting of stockholders. Cumulative voting for the election of directors of the Corporation shall not be permitted.

          (3) Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the net balance of any assets of the Corporation remaining after any distribution of the assets of the Corporation to the holders of Preferred Stock to the extent necessary to satisfy any preferences to such assets.

       C. Preferred Stock Provisions. The Board of Directors shall have authority by resolution to divide the Preferred Stock into one or more series, to issue shares of any such series and, within the limitations set forth in these Amended and Restated Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established including, without limitation, the following:

          (1) the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

          (2) whether the shares of such series shall have any voting powers, in addition to the voting powers provided by law and if any, the terms of such voting powers;

          (3) the dividend rate or rates, if any, on the shares of such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividends shall be cumulative or noncumulative;

          (4) whether the shares of such series shall be subject to redemption by the Corporation, or otherwise, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

          (5) the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of such series, which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the Corporation;

          (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes, and the terms and provisions relative to the operation of such retirement or sinking fund;

          (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

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          (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up of the Corporation;

          (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation; and

          (10) any other preference, relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article IV or any resolution of the Board of Directors pursuant hereto.

       D. No Preemptive Rights. No holder of Common Stock or Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase or receive any new or additional issue of stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, or whether issued for cash, property or services, by way of dividend, or in exchange for the stock of another corporation.

                                   ARTICLE V

                               BOARD OF DIRECTORS

       A. Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors, which shall exercise all of the powers of the Corporation except as are by law or by these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation conferred upon or reserved to the stockholders of the Corporation.

       B. Number, Tenure and Qualifications of Directors.

          (1) Number of Directors. Subject to the right of the Board of Directors to increase or decrease the number of directors pursuant to this Section B(l), the Board of Directors shall consist of not less than three
     (3) directors. The Board of Directors may increase or decrease the number of directors by the affirmative vote of a majority of the entire Board of Directors.

          (2) Terms of Directors. The directors shall be divided into three classes for the purpose of providing for staggered director terms, to be designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and no class shall include fewer than one (1) director. The initial classes shall be elected as follows: Class I directors shall be elected for a term expiring at the 2002 annual meeting of stockholders, Class II directors shall be elected for a term expiring at the 2003 annual meeting of stockholders, and Class III directors shall be elected for a term expiring at the 2004 annual meeting of stockholders. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

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     Except as otherwise required by law or in these Amended and Restated
     Articles of Incorporation, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

          (3) Removal of Directors. Any director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of capital stock of the Corporation of any class or series entitled to vote in the election of directors generally ("Voting Stock"), voting together as one class at a special meeting of the stockholders called for such purpose; provided, however, that if a proposal to remove a director is made by or on behalf of an Interested Person or any affiliate thereof or a director who is not an Independent Director, then, subject to any controlling provision of Kansas law, such removal shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person or any affiliate thereof.

          The term "Independent Directors" shall mean the members of the Board of Directors who are not Affiliates or representatives of, or associated with, an Interested Person and who were either directors of the Corporation prior to any person becoming an Interested Person or were recommended for election or elected to succeed such directors by a vote which includes the affirmative vote of a majority of the Independent Directors.

          The term "Interested Person" shall mean any person (other than the Corporation, any subsidiary, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than Western Resources, Inc. ("Western Resources"), a Kansas corporation, so long as it shall continuously hold fifty percent (50%) or more of the Corporation's Voting Stock,) who (a) is the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, (b) has stated in a filing with any governmental agency or press release or otherwise publicly disclosed a plan or intention to become or consider becoming the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock and has not expressly abandoned such plan, intention or consideration more than two years prior to the date in question or (c) is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by holders of all then outstanding shares of Voting Stock.

          (4) Class Votes for Directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Amended and Restated Articles of Incorporation applicable thereto, as amended, and such directors so elected shall not be divided into classes pursuant to this Article V, Section B unless expressly provided by such terms.

       C. Additional Authority of Board. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. The holders of shares of Voting Stock shall, to the extent such power is at the time conferred on them by applicable law, also have the power to make, alter, amend or repeal the Bylaws of the Corporation, provided that, subject to any controlling provision of Kansas law, any proposal by or on behalf of an Interested Person or a director who is not an Independent Director to make, alter, amend or repeal the Bylaws shall require approval

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by the affirmative vote of not less than a majority of the votes entitled to be cast by holders of all the then outstanding Voting Stock, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person unless either (a) such action has been approved by a majority of the Board of Directors prior to such Interested Person first becoming an Interested Person or
(b) prior to such Interested Person first becoming an Interested Person, a majority of the Board of Directors has approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors has approved such action.

       D. Board Considerations. In addition to any other considerations which the Board of Directors may lawfully take into account in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as the short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), customers, employees and other constituencies of the Corporation and its subsidiaries. In so evaluating any such determination, the Board of Directors shall be deemed to be performing its duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 17-6305 of the KGCC, or any successor provision.

       E. Nomination and Election of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation, nominations for the election of directors shall be made by the Nominating Committee if then constituted pursuant to the Bylaws of the Corporation, or if no Nominating Committee has been constituted, by the Board of Directors. In addition, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders, but only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than one hundred twenty (120) calendar days before the first anniversary date of the release to stockholders of the preceding year's proxy statement in connection with the last annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is changed by more than thirty (30) calendar days from such anniversary or in the case of the Corporation's first annual meeting of stockholders, notice by the stockholder to be timely must be received not less than a reasonable time, as determined by the Board of Directors, prior to the date the Corporation begins to print and mail notice of the date of the annual meeting. Each such notice by a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at a meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder or any affiliate of the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
(f) the written consent of each nominee to serve as a director of the Corporation if so elected. The stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, with respect to the matters set forth in this Article V, Section E.

       In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not less than one hundred twenty (120) calendar days before the first anniversary date of the release to stockholders of the preceding year's proxy statement in connection with the last annual meeting of stockholders. The stockholder

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shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Article V, Section E.

       No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article V, Section E. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article V, Section E, and if he or she should so determine, the defective nomination shall be disregarded.

       Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VI

                                  STOCKHOLDERS

       A. Meetings of Stockholders; Books. Meetings of the stockholders may be held within or without the State of Kansas, as the Bylaws may provide. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and, except with respect to Western Resources, so long as it shall continuously hold fifty percent (50%) or more of the Corporation's Voting Stock, may not be effected by a consent in writing by any such holders. The books of the Corporation may be kept (subject to any provision of law) outside the State of Kansas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

       Except as otherwise required by law or by these Amended and Restated Articles of Incorporation, the holders of not less than a majority in voting power of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum, and the act of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date or time.

       B. Proposals of Stockholders. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received not less than one hundred twenty (120) calendar days before the first anniversary date of the release to stockholders of the preceding year's proxy statement in connection with the last annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) calendar days from such anniversary or in the case of the Corporation's first annual meeting of stockholders, notice by the stockholder to be timely must be received not less than a reasonable time, as determined by the Board of Directors prior to the date the Corporation begins to print and mail notice of the date of the annual meeting. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders: (a) a brief description of the business desired to be brought before the annual meeting of stockholders and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder or any Affiliate of the stockholder in such business. The stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article VI, Section B. To be properly brought before a special meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors

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or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors. No business may be brought before a special meeting by stockholders.

       No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article VI, Section B. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article VI, Section B, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision.

                                  ARTICLE VII

                                   AMENDMENTS

       The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that except with respect to the designation of the rights and preferences of series of Preferred Stock pursuant to Article IV, Section C, which is delegated to the Board of Directors, and notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), any lawful amendment of these Amended and Restated Articles of Incorporation may be made by affirmative vote by at least the proportion specified below of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast on the amendment and, if the shares of one or more classes or series are entitled under these Amended and Restated Articles of Incorporation or otherwise by law to vote thereon as a class, affirmative vote by the same proportion of the aggregate number of votes which the holders of the then outstanding shares of such one or more classes or series are entitled to cast on the amendment. The proportion referred to above in this Article VII shall be eighty percent (80%) in the case of any amendment of the provisions set forth in Section C of Article IV, Article V, Article VI and Article VIII of these Amended and Restated Articles of Incorporation, and this Article VII, and any amendment rendering inapplicable to the Corporation Sections 17-12,100 to 17-12,104 of the KGCC or any successor provisions, and shall be a majority in all other cases.

       The Bylaws may be altered, amended or repealed or new Bylaws may be adopted (a) with the authorization of the holders of a majority of the outstanding shares of Common Stock; or (b) with the authorization of a majority of the Board of Directors.

                                  ARTICLE VIII

                      LIMITATION ON DIRECTOR LIABILITY AND
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       A. Limited Liability. A person who is or was a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability under Section 17-6424 of the KGCC. If the KGCC is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the KGCC, as so amended. If the KGCC is amended to restrict the Corporation's ability to eliminate or limit the personal liability of directors, any such changes shall be prospective from its effective date and shall not effect the Corporation's obligations for activities of directors prior to such date. The elimination and limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office, and no amendment, repeal or modification of this Article VIII shall apply to or have any effect

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on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

       B. Right to Indemnification.

          (1) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the KGCC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Article VIII, Section B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard set forth in the KGCC. Such a determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion; (c) by the stockholders; or (d) in any other manner permitted by the KGCC. The right to indemnification conferred in this
     Article VIII, Section B, shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the KGCC requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the KGCC for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification

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     of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the KGCC, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the claimant to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses, under this
     Article VIII or otherwise shall be on the Corporation.

          (3) The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII, Section B, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Amended and Restated Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

          (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the KGCC.

          (5) The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, or of another corporation, partnership, joint venture, trust or other enterprise, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not impermissible under applicable law.

          (6) Any amendment or repeal of this Article VIII, Section B, shall not be retroactive in effect.

          (7) In case any provision in this Article VIII, Section B, shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.

          (8) The Corporation may, by action of the Board of Directors, authorize one or more officers to grant rights to indemnification and advancement of expenses to employees or agents of the Corporation on such terms and conditions as such officer or officers deem appropriate under the circumstances.

       IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed in its corporate name this 11th day of April, 2001.


                                          WESTAR INDUSTRIES, INC.



                                          By:  /s/ Paul R. Geist
                                               --------------------------
                                                     President


/s/ Greg A. Greenwood      '
----------------------------
      Secretary

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